REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of December 4, 2007, by and among The X-Change Corporation, a Nevada corporation (the “Company”), and the initial Holders named on the signature pages hereto, and Tejas Securities Group, Inc. (“Tejas”). The initial Holders have agreed to purchase from the Company, pursuant to the Purchase Agreement (as defined below), the Notes (as defined below) convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and Warrants (as defined below).

This Agreement is made pursuant to the Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company, AirGATE Technologies, Inc., a Texas corporation, and the initial Holders. In order to induce the initial Holders to purchase the Notes and Warrants, and for the benefit of the Holders from time to time of the Registrable Securities (as defined below), the Company has agreed to provide the registration rights set forth in this Agreement.

Section 1. Definitions.

(a) As used in this Agreement, the following terms shall have the meanings set forth below:

“Business Day” means any day except Saturday, Sunday and any day that is a federal legal holiday or a day on which banking institutions in the State of Texas are authorized or required by Law or governmental action to close.

“Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Form S-3” means such form under the Securities Act as is in effect on the date of this Agreement or any successor registration form under the Securities Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Fully-Diluted Common Stock” shall mean, at any time, the then outstanding shares of Common Stock plus (without duplication) all shares of Common Stock issuable (at the time or upon passage of time or the occurrence of future events) upon the exercise, conversion or exchange of all then-outstanding rights, warrants, options, convertible securities, or other rights or securities convertible into, directly or indirectly, Common Stock, including all Common Stock issuable upon the conversion of the Notes and exercise of the Warrants.

“Holder” means any person holding Registrable Securities, or any assignee of record of such Registrable Securities to whom the rights under this Agreement have been duly assigned in accordance with this Agreement; provided, that for purposes of this Agreement, a holder of a Note and a Warrant shall be deemed to be the Holder of the number of shares of Common Stock issuable upon conversion of such Note or exercise of such Warrant, as applicable.

“Notes” mean, collectively, all of the Senior Secured Convertible Term Notes—Tranche A and Senior Secured Convertible Term Notes—Tranche B sold pursuant to the Purchase Agreement.

The terms “register,” “registration,” and “registered” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and pursuant to Rule 415 and the declaration or ordering of effectiveness of such registration statement.

“Registrable Securities” mean (i) all the shares of Common Stock issued or issuable upon the conversion of the Notes, (ii) all the shares of Common Stock issued or issuable upon the exercise of the Warrants and (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Notes or the Common Stock described in clause (i) or clause (ii) above; excluding, in all cases, any securities sold by a person in a transaction in which rights under this Agreement are not assigned in accordance with this Agreement or any securities sold in a registered public offering under the Securities Act or sold pursuant to Rule 144 promulgated under the Securities Act.

The number of shares of “Registrable Securities then outstanding” shall mean the aggregate number of shares of Common Stock that are Registrable Securities and (i) are then issued and outstanding or (ii) are then issuable pursuant to the exercise or conversion of then outstanding and then exercisable options, warrants, or convertible securities, including conversion of the Notes or exercise of the Warrants.

“Registration Expenses” mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification, and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of any regular or special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities.

“Rule 415” means Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous or delayed basis.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means any corporation more than fifty percent (50%) of the outstanding voting securities of which are owned by the Company or any Subsidiary, directly or indirectly, or a partnership, limited liability company or other entity in which the Company or any Subsidiary is a general partner, manager or holds interests entitling it to receive more than fifty percent (50%) of the profits or losses of the partnership, limited liability company or other entity.

“Warrants” mean, collectively, all of the Tranche A Warrants (as defined in the Purchase Agreement) and Tranche B Warrants (as defined in the Purchase Agreement) sold pursuant to the Purchase Agreement.

(b) Each of the following terms is defined in the Section set forth opposite such term:

TERM	SECTION
Advice	5
Agreement	Preamble
Board	2	(f)
Common Stock	Preamble
Company	Preamble
Damages	9	(a)
Demand Request	2	(a)
Effectiveness Period	2	(c)
Effectiveness Target Date	2	(c)
Event	14
Filing Date	2	(a)
Final Prospectus	9	(d)
Initiating Holder	2	(a)
Purchase Agreement	Preamble
Requesting Holder	2	(b)
Suspension Notice	5
Tejas	Preamble
Tejas Warrants	16
Violation or Violations	9	(a)

(c) Other Definitional and Interpretative Matters. Unless otherwise expressly provided or the context otherwise requires, for purposes of this Agreement, the following rules of interpretation apply:

(i) Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period is excluded. If the last day of such period is a non-Business Day, the period in question ends on the next succeeding Business Day.

(ii) Currency. Any reference in this Agreement to $ means U.S. dollars.

(iii) Gender and Number. Unless the context otherwise requires, any reference in this Agreement to gender includes all genders, and words imparting the singular number only include the plural and vice versa.

(iv) Hereby and Similar Words. Unless the context otherwise requires, the words “hereby,” “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to the provision in which such words appear.

(v) Including. The word “including,” or any variation thereof, means “including, without limitation” and does not limit any general statement that it follows to the specific or similar items or matters immediately following it.

(vi) Parties to this Agreement. Any reference in this Agreement to the “parties” to this Agreement means the signatories to this Agreement and their successors and permitted assigns, and does not include any third party.

Section 2. Requested Registration.

(a) If the Company shall receive, at any time after one-hundred eighty (180) days after the date hereof, a written request (a “Demand Request”) from any of the Holders (each, an “Initiating Holder”) that the Company effect a registration covering any of such Holder’s Registrable Securities then outstanding, the Company shall, within sixty (60) calendar days of the receipt of such written request (the “Filing Date”), effect the filing of a registration statement in compliance with the terms set forth herein.

(b) Upon receipt of any Demand Request, the Company shall promptly (but in any event within five (5) days) give written notice of such proposed registration to all other Holders, who shall have the right, exercisable by written notice to the Company within five (5) days of their receipt of the Company’s notice, to elect to include in such registration such portion of such Holder’s Registrable Securities then outstanding as may be requested. The Initiating Holders together with all other Holders requesting to have such portion of such Holder’s Registrable Securities then outstanding included in a registration in accordance with the preceding sentence shall be deemed to be “Requesting Holders” for purposes of this Agreement.

(c) The Company shall thereafter use its best efforts to, within one-hundred eighty (180) days thereafter (the “Effectiveness Target Date”), have such registration statement declared effective by the SEC pursuant to Rule 415 of the Securities Act. The registration statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall not be required to file a registration statement that the Company would otherwise be required to file pursuant to this Section 2 if the selling Holders would be deemed to be underwriters selling on behalf of an issuer under publicly announced interpretations of the SEC interpreting Rule 415 of the Securities Act.

(d) The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 2:

(i) after the Company has initiated four (4) such registrations pursuant to Section 2(a) and such registrations have been declared or ordered effective, and the Holders are able to register and sell at least fifty percent (50%) of the Registrable Securities requested to be included in such registration;

(ii) if the Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 3 of this Agreement; or

(iii) during the first 180 days after the effective date of any registration statement filed by the Company under Sections 2 or 3 hereof if the Requesting Holders have been afforded the opportunity to register in such registration all or a majority of their Registrable Securities.

(e) A registration will not count as a registration for purposes of Section 2(d)(i) and (3)(iii) until it has become effective; provided, however, that if, after it has become effective, an offering of Registrable Securities pursuant to a registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected and will not count as a registration for purposes of Sections 2(d)(i) and (3)(iii).

(f) Right to Defer Registration. Notwithstanding the foregoing, if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company (the “Board”) it would be materially detrimental to the Company and its stockholders for such registration to be effected at such time, then the Company shall have the right to defer the filing of the registration statement that the Company would otherwise be required to file pursuant to this Section 2; provided, that the Company may not defer such filing under this Section 2(f) more than once during any twelve (12) month period and for a period of not more than ninety (90) days after receipt of the request of the Holders under Section 2(a).

(g) Underwriting. If the Holders requesting a registration pursuant to Section 2(a) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to seventy-five percent (75%) of the Holders participating in the registration. Unless otherwise agreed by such underwriters and seventy-five percent (75%) of the Holders participating in the registration, no person may participate in any registration under this Agreement that is underwritten unless such person (i) agrees to sell such person’s securities on the basis provided in the proposed underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements; provided that no Holder shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder’s intended method of distribution. Notwithstanding any other provision of this Section 2, if the representative of the underwriters advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant to this Section 2, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders in proportion (as nearly as practicable) to the number of Registrable Securities requested by such Holders to be included in the registration.

Section 3. Form S-3 Registration.

The Company shall use its reasonable best efforts to qualify for registration on Form S-3. If, in accordance with Section 2 hereof, the Company receives a written request from the Holders that the Company effect a registration on Form S-3 with respect to all or a part of the Registrable Securities owned by such Holders, then the Company shall, pursuant to Section 2(a), (b) and (c) hereof, use its reasonable best efforts to effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all of the Holders’ Registrable Securities; provided that the Company shall not be obligated to effect any such registration, qualification, or compliance pursuant to this Section 3:

(i) if Form S-3 is not available for such offering;

(ii) if the Company shall furnish to the Holders a certificate signed by the president or chief executive officer of the Company stating that in the good faith judgment of the Board, it would be materially detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement that the Company would otherwise be required to file pursuant to this Section 3; provided, that the Company may not defer such filing under this Section 3 more than once during any twelve (12) month period and for a period of not more than ninety (90) days after receipt of the request of the Holders under this Section 3; or

(iii) if the Company has, within the twelve (12) month period preceding the date of such request, already effected four (4) registrations on Form S-3 for the Holders pursuant to this Section 3.

Section 4. Registration Procedures.

Whenever required to effect the registration of any Registrable Securities under this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best reasonable efforts to cause such registration statement to become effective; provided, that before filing a registration statement or prospectus or any amendments or supplements to a registration statement or prospectus, the Company shall furnish to the Holders and to counsel selected by the Holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review of such Holders and counsel;

(b) prepare and file with the SEC such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement and to keep such registration statement effective for a period of up to one hundred eighty (180) days or any lesser period of time in the event the distribution described in the registration statement has been completed; provided, however, that in the case of any registration statement on Form S-3 which relates to Registrable Securities that are intended to be offered on a continuous or delayed basis, such one hundred eighty (180) day period shall be extended, if necessary, to keep the registration statement effective until such Registrable Securities are sold, so long as Rule 415 permits an offering on a continuous or delayed basis;

(c) furnish to the Holders of Registrable Securities covered by such registration and the underwriters of the Registrable Securities being registered such number of copies of the registration statement, a prospectus, including a preliminary prospectus, and each amendment and supplement to any such prospectus, in conformity with the requirements of the Securities Act, any documents incorporated by reference therein and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder that are included in such registration or the sale of such securities by such underwriters (it being understood that, subject to Section 5 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each Seller and the underwriters in connection with the offering and sale of the Registrable Securities covered by the registration statement of which such prospectus, amendment or supplement is a part);

(d) use commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders of the Registrable Securities covered by such registration statement; use its commercially reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the registration statement is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition of the Registrable Securities owned by such Holder in such jurisdictions; provided, that the Company shall not be required in connection with such registration and qualification or as a condition to such registration and qualification (i) to qualify to do business or to file a general consent to service of process in any such states or jurisdictions or (ii) to subject itself to taxation in any jurisdiction;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering;

(f) notify each Holder of Registrable Securities covered by such registration promptly after it shall receive notice thereof, of the time when such registration statement has been amended or becomes effective or a supplement to any prospectus forming a part of such registration statement has been filed;

(g) notify each Holder of Registrable Securities covered by such registration statement promptly of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information or, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading in the light of the circumstances then existing;

(h) prepare and file with the SEC promptly any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for the Company or the managing underwriter, is required in connection with the distribution of the Registrable Securities covered by such registration;

(i) enter into such agreements (including underwriting agreements in the managing underwriter’s customary form) as are customary in connection with an underwritten registration;

(j) cause all such Registrable Securities registered pursuant to such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(k) provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(l) make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant, or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such registration statement;

(m) furnish to each Holder of Registrable Securities covered by such registration statement and the underwriters of the Registrable securities being registered legal opinions of the Company’s counsel in customary form;

(n) furnish to each Holder of Registrable Securities covered by such registration statement and the underwriters of the Registrable Securities being registered auditors’ comfort letters in customary form;

(o) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company shall promptly use its best efforts to obtain the withdrawal of such order; and

(p) otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

Section 5. Suspension of Dispositions.

Each Holder agrees by acquisition of any Registrable Securities that, upon receipt of any notice (a “Suspension Notice”) from the Company of the happening of any event of the kind which, in the opinion of the Company, requires the amendment or supplement of any prospectus, such Holder will forthwith discontinue disposition of Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing by the Company (the “Advice”) that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company gives a Suspension Notice, the time period regarding the effectiveness of registration statements set forth in Section 4(b) shall be extended by the number of days during the period from and including the date of the giving of the Suspension Notice to and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus or the Advice.

Section 6. Expenses of Registration.

All Registration Expenses incurred in connection with any registration, qualification, or compliance pursuant to Sections 2 and 3 of this Agreement and the reasonable fees and disbursements of one firm of counsel for the selling Holders (which shall be selected by the Holders of seventy-five percent (75%) of the Registrable Securities being included in any particular registration statement), shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 if the registration request is subsequently withdrawn at the request of all of the Holders of the Registrable Securities to be registered, in which case all Holders shall bear their pro rata portion of such expenses. All underwriting discounts, selling commissions, and stock transfer taxes relating to securities so registered shall be borne by the Holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf, as shall any other expenses in connection with the registration required to be borne by the Holders of such securities. Notwithstanding the foregoing, in no event shall the Company be required to required to pay fees and disbursements of the one firm of counsel for the selling Holders in excess of $20,000 for each registration or qualification pursuant to Sections 2 or 3 of this Agreement.

Section 7. Furnish Information.

It shall be a condition precedent to the obligations of the Company to take any action (other than the giving of notice) pursuant to Sections 2 and 3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the timely registration of their Registrable Securities.

Section 8. Delay of Registration.

No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of Section 2.

Section 9. Indemnification.

If any Registrable Securities are included in a registration statement under Sections 2 and 3:

(a) By the Company. To the extent permitted by law, the Company shall indemnify and hold harmless each Holder, the employees, advisors, agents, Affiliates, representatives, partners, officers, and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder, and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, costs, expenses and liabilities, joint or several (including reasonable fees and disbursements of legal counsel and other agents except as limited by Section 9(c)) (collectively, “Damages”) to which they may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such Damages (or actions in respect of such Damages) arise out of or are based upon any of the following statements, omissions, or violations (collectively, “Violations” and, individually, a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained in such registration statement or any amendments or supplements to such registration statement;

(ii) the omission or alleged omission to state in any such registration statement a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any federal or state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company shall reimburse each such Holder, partner, officer, director, underwriter, or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent (and only to the extent) that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by a Holder or a partner, officer, director, underwriter, agent or controlling person of any Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, and any other Holder selling securities under such registration statement or any of such other Holder’s employees, advisors, agents, Affiliates, representatives, partners, directors, or officers or any person who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any Damages to which the Company or any such director, officer, controlling person, underwriter, or other such Holder, employees, advisors, agents, Affiliates, representatives, partner, director, officer, or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such Damages (or actions in respect to such Damages) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by or on behalf of such Holder expressly for use in connection with such registration; and each such Holder shall reimburse any legal or other expenses reasonably incurred, as incurred, by the Company or any such director, officer, controlling person, underwriter, or other Holder, employee, advisor, agent, Affiliate, representative, partner, officer, director, or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, nor shall the total amounts payable in indemnity by a Holder under this Section 9(b) in respect of any Violation exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 9(c) of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect of such action is to be made against any indemnifying party under this Section 9(c), deliver to the indemnifying party a written notice of the commencement of such action and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense of such action with counsel mutually satisfactory to the parties; provided, that an indemnified party shall have the right to retain its own counsel and to participate in the defense of such claim, with the fees and expenses to be paid by the indemnifying party, if (i) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding; (ii) the indemnifying party has agreed to pay such fees or expenses or (iii) the indemnifying party shall have failed to assume the defense of such claim and employ legal counsel reasonably satisfactory to the other parties; provided, further, that the indemnifying party shall not in such event be responsible for the fees and expenses of more than one firm of separate counsel with respect to all indemnified parties, which firm shall be designated by the indemnified parties and shall be subject to the indemnifying party’s approval, such approval not to be unreasonably withheld, in connection with any action or separate but related actions in the same jurisdiction, in addition to any local counsel, unless in the reasonable judgment of any indemnified party, a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the reasonable fees and disbursements of such additional counsel or counsels. If such defense is assumed by the indemnifying party pursuant to the provisions hereof, such indemnifying party shall not settle or otherwise compromise the applicable claim unless (i) such settlement or compromise contains a full and unconditional release of such indemnified party or (ii) the indemnified party otherwise consents in writing. If such defense is not assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party’s consent (but such consent will not be unreasonably withheld). The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to the indemnifying party’s ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party shall not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Section 9(c).

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and the Holders are subject to the condition that, insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to SEC Rule 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was furnished to the indemnified party and was not furnished to the person asserting the loss, claim, damage, or liability, at or prior to the time such action is required by the Securities Act.

(e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any indemnified party or any controlling person of any such indemnified party, makes a claim for indemnification pursuant to this Section 9 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9 provides for indemnification in such case or (ii) contribution under the Securities Act may be required on the part of any such indemnified party or any such controlling person in circumstances for which indemnification is provided under this Section 9, then, and in each such case, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such Damages as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9(e) were determined by pro rata allocation (even if the Holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(e). The amount paid or payable by an indemnified party as a result of the Damages (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 9(c), defending any such action or claim. Notwithstanding the provisions of this Section 9(e), no Holder shall be required to contribute an amount greater than the dollar amount of the net proceeds received by such Holder with respect to the sale of any Registrable Securities less any amounts paid in indemnity. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) Conflicts. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement entered into by the Company and the Holders in connection with underwritten public offering are in conflict with the foregoing provisions, the provisions of the underwriting agreement shall control.

(g) Survival. The obligations of the Company and Holders under this Section 9 shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the completion of any offering of Registrable Securities in a registration statement and shall survive the termination of this Agreement.

Section 10. “Market Stand-Off” Agreement.

Each Holder hereby agrees that it shall not, to the extent requested by the Company or an underwriter of securities of the Company, sell or otherwise transfer or dispose of any Registrable Securities or other shares of stock of the Company then owned by such Holder (other than to “affiliates” (as that term is defined in Rule 144(a)(1) of the Securities Act) of such Holder, donees or partners of the Holder who agree to be similarly bound) for up to one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided, that:

(a) such agreement shall be applicable to any Holder only as to any registration statement that covers securities held by such Holder; and

(b) all officers and directors of the Company and holders of at least five percent (5%) of the Company’s voting securities are bound by and have entered into similar agreements.

In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 10 and to impose stop-transfer instructions with respect to the Registrable Securities and such other shares of stock of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Section 11. Limitations on Subsequent Registration Rights.

For so long as any Holder has the right to request registration of Registrable Securities pursuant to this Agreement, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than Registrable Securities, and the Company shall not, without the prior written consent of the Holders of seventy-five percent (75%) of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include securities in any registration filed by the Company.

Section 12. Rule 144 Reporting.

With a view to making available the benefits of certain rules and regulations of the SEC that may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

(c) so long as a Holder owns any Registrable Securities, to furnish to the Holder promptly upon request (and in no event more than five (5) days after the receipt of such request), (i) a written statement by the Company as to its compliance with the reporting requirements of said Rule 144, and of the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

Section 13. Termination of the Company’s Obligations.

The Company shall have no obligations pursuant to Sections 2 and 3 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Sections 2 and 3 if, in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may be sold in a 60-day period without registration under the Securities Act pursuant to Rule 144(k) promulgated under the Securities Act.

Section 14. Damages to Holders.

The Company and the Holders agree that the Holders will suffer damages if the Company fails to fulfill its obligations pursuant to Section 2 and 3 hereof and that it would not be possible to ascertain the extent of such damages in the event of such failure. Accordingly, the Company hereby agrees to pay as liquidated damages and not as a penalty to the Holders of the Registrable Securities (in accordance with their pro rata ownership of the Notes and Warrants) if (i) the registration statement contemplated in Section 2 and 3 has not been filed with the SEC by the Filing Date, or (ii) if at any time after such registration statement has been declared effective by the SEC and such registration statement ceases to be effective (any such failure or breach being referred to as an “Event”), in the amount of $1,000 per day until such registration statement has been filed or until such ineffective registration statement has been declared effective by the SEC; provided, however, the amount of such liquidated damages, in the aggregate, shall not exceed $150,000 and, provided, further, that no damages shall be deemed to have accrued in the event a registration statement is filed and made effective with respect to less than all the Registrable Securities initially requested by the Holders as a result of concerns regarding Rule 415 raised by the SEC and if the balance of all such Registrable Securities are later registered pursuant to a registration as provided for herein. While such Event continues, such liquidated damages shall be paid not less often than each thirty (30) days. Any unpaid liquidated damages as of the date when an Event has been cured by the Company shall be paid three (3) days following the date on which such Event has been cured by the Company.

Section 15. Piggy-Back Registrations.

If at any time there is not an effective registration statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within thirty (30) days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered to the extent the Company may do so without violating registration rights of others which exist as of the date of this Agreement, subject to customary underwriter cutbacks applicable to all holders of registration rights and subject to obtaining any required the consent of any selling stockholder(s) to such inclusion under such registration statement. Notwithstanding the foregoing, the rights provided for in this Section 15 shall not apply to any registration originally filed by the Company within one hundred eighty (180) days of the date of the Purchase Agreement.

Section 16. Tejas Warrants

The parties acknowledge and agree that Tejas will be permitted to include the shares of Common Stock issuable upon exercise of the Tejas Warrants in any registration of Registrable Securities effected pursuant to this Agreement, provided that (i) applicable rules and interpretations of the SEC permit such inclusion in the contemplated registration and (ii) in the case of any underwriter cutback, the shares of Common Stock of Tejas will be subject to exclusion prior to any cutback of the Registrable Securities. “Tejas Warrants” shall mean the warrants issued or issuable to Tejas by the Company pursuant to the Master Private Placement Engagement Letter between the Company and Tejas dated June 21, 2007, as amended by that certain amendment dated July 24, 2007, and as amended by that certain amendment dated September 17, 2007, as a result of the issuance of the Registrable Securities by the Company pursuant to the Purchase Agreement. Notwithstanding the foregoing, the rights of Tejas as provided hereunder specifically exclude all of those rights set forth in Sections 2, 6, 14 and 15

Section 17. General Provisions.

(a) Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties to this Agreement. Any Holder that ceases to beneficially own any Registrable Securities shall cease to be bound by the terms hereof or be entitled to any benefits or rights hereunder (other than as expressly set forth herein).

(b) Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties to this Agreement and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly provided in this Agreement.

(c) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO CONFLICTS OF LAWS RULES OR PRINCIPLES THEREOF.

(d) Venue. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts serving Dallas County, Texas, for the purposes of any action arising out of this Agreement, or the subject matter hereof. To the extent permitted by applicable law, each party hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such action (a) that such party is not personally subject to the jurisdiction of the above-named courts, (b) that the action is brought in an inconvenient forum, (c) that it is immune from any legal process with respect to itself or its property, (d) that the venue of the suit, action or proceeding is improper, or (e) that this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(e) Counterparts. This Agreement may be executed in two or more counterparts including, without limitation, delivery by facsimile or electronic transmission, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

(f) Headings. The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits, and schedules shall, unless otherwise provided, refer to sections and paragraphs of this Agreement and exhibits and schedules attached to this Agreement, all of which exhibits and schedules are incorporated in this Agreement by this reference.

(g) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given:

(i) upon personal delivery to the party to be notified;

(ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, or if delivered after normal business hours, then on the next Business Day;

(iii) three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or

(iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

All communications shall be sent as follows:

If to the Company, to:

The X-Change Corporation

710 Century Parkway

Allen, Texas 75013

Attention: George DeCourcy, Chief Financial Officer

Facsimile: 972-359-6334

with a copy (which shall not constitute notice) to:

Strasburger & Price, LLP

901 Main Street, Suite 4400

Dallas, Texas 75202

Attention: Kevin Woltjen, Esq.

Facsimile: 214-659-4025

If to the Purchasers, addressed to each of them at:

Samson Investment Company

Samson Investment Company

Samson Plaza

Two West Second Street

Tulsa, Oklahoma 74103

Attention: Jeremy Rabinowitz

Facsimile: 918-591-7210

Ironman PI Fund (QP), L.P.

c/o Ironman Energy Capital, LP

4545 Bissonnet, Suite 291

Bellaire, Texas 77401

Attention: G. Bryan Dutt & Lisa Reisack

Facsimile: 713-218-6946

John Thomas Bridge and Opportunity Fund, LP
3 Riverway, Suite 1800

Houston, Texas 77076

Attention: George Jarkesy

Facsimile: 866-285-7314

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges
200 Crescent Court
Suite 300
Dallas, Texas 75201
Attention: R. Scott Cohen, Esq.
Facsimile: 214-746-7777

If to Tejas, to:

Tejas Securities Group, Inc.

8226 Bee Caves Road

Austin, Texas 78746

Attn: Morris D. Weiss

Fax: 512-330-9791

with a copy (which shall not constitute notice) to:
Morrison Foerster 1290 Avenue of the Americas New York, New York 10104-0050 Attn: John Hempill Fax: (212) 468-7900

or at such other address as the Company or any Purchaser may designate by written notice to the other parties hereto given in accordance with this Section 17(g).

(h) Amendment; Waiver; Termination.

(i) The parties hereto may not amend, modify or supplement this Agreement or waive any provision hereof except pursuant to a written instrument making specific reference to this Agreement that identifies itself as an amendment, modification or supplement to this Agreement and that is executed by (i) the Company and (ii) Holders holding seventy-five percent (75%) of the Registrable Securities; provided, however, that any amendment, modification, supplement or waiver that materially and adversely affects a Holder disproportionately as compared to all other Holders of the same class of Registrable Securities shall require the prior written consent of seventy-five percent (75%) of such Holders so adversely affected. Notwithstanding anything in this Section 17(h) to the contrary, if additional registration rights are granted to other parties in accordance with Section 11, such parties may be added as parties to this Agreement by execution of counterpart signature pages without any amendment of this Agreement.

(ii) No action taken pursuant to this Agreement, including any investigation by or on behalf of any party hereto, constitutes a waiver by the party taking such action of compliance with any provision of this Agreement. The waiver by any party hereto of any provision of this Agreement is effective only in the instance and only for the purpose that it is given and does not operate and is not to be construed as a further or continuing waiver of such provision or as a waiver of any other provision. No failure on the part of any party hereto to exercise, and no delay in exercising, any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, operates as a waiver or estoppel thereof. No single or partial exercise of any right, power or remedy under this Agreement by any party hereto precludes any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies under this Agreement are cumulative, not alternative and are not exclusive of any other remedies provided by law.

(iii) This Agreement shall terminate upon the date on which there are no longer any Registrable Securities outstanding; provided, however, the provisions of Section 9 and this Section 17 shall survive indefinitely.

(i) Non-Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Company and each Holder covenant, agree and acknowledge that this Agreement may only be enforced against the parties hereto. All claims or causes of action (whether in contract, tort or otherwise) arising out of or relating to this Agreement (including the negotiation, execution or performance of this Agreement and any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) may be made only against the parties hereto. No past, present or future officer, director, shareholder, employee, incorporator, member, partner, agent, attorney, representative or Affiliate of any party hereto (including any person negotiating or executing this Agreement on behalf of a party hereto) shall have any liability or obligation with respect to this Agreement or with respect to any claim or cause of action (whether in contract, tort or otherwise) arising out of or relating to this Agreement (including the negotiation, execution or performance of this Agreement and any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement).

(j) Specific Enforcement. Each party hereto acknowledges and agrees that irreparable damage would occur to the other parties hereto and that the other parties hereto will not have an adequate remedy at law in the event that any of the provisions of this Agreement to be performed by such party were not performed in accordance with their specific terms or were otherwise breached. Therefore, each party hereto is entitled to an injunction or injunctions to prevent breaches of this Agreement by the other parties and to specifically enforce the terms and provisions of this Agreement against such other parties hereto in any court of competent jurisdiction, without bond or other security being required, and appropriate injunctive relief may be applied for by such parties and granted in connection therewith. Such remedies are, however, cumulative and not exclusive and are in addition to any other remedies which any party may have under this Agreement or otherwise.

(k) Costs And Attorney Fees. If any action, suit, or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated under this Agreement, the prevailing party shall recover all of such party’s costs and attorney fees incurred in each such action, suit, or other proceeding, including any and all appeals or petitions from any such action, suit, or other proceeding.

(l) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, then such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

(m) Entire Agreement. This Agreement, together with all exhibits and schedules to this Agreement, constitutes the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties, or obligations between the parties with respect to the subject matter of this Agreement.

(n) Further Assurances. From and after the date of this Agreement, upon the request of the Holders or the Company, the Company and the Holders shall execute and deliver such instruments, documents, or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

[Remainder of Page Intentionally Left Blank. Signature Page Follows.]

IN WITNESS WHEREOF, the parties to this Registration Rights Agreement have executed this Agreement as of the date first written above.

COMPANY:

THE X-CHANGE CORPORATION

By: /s/ George DeCourcy

Name: George DeCourcy Its: Chief Financial Officer

TEJAS:

TEJAS SECURITIES GROUP, INC.

By:
Name:
Its:

HOLDERS:

SAMSON INVESTMENT COMPANY

By: /s/ Stacy Schusterman

Name: Stacy Schusterman Its: Chief Executive Officer

IRONMAN PI FUND (QP), L.P.

By: IRONMAN ENERGY PARTNERS, L.P.,
its general partner

By: IRONMAN CAPITAL MANAGEMENT, LLC, its

general partner

By: /s/ G. Bryan Dutt

Name: G. Bryan Dutt Its: President

JOHN THOMAS BRIDGE AND OPPORTUNITY FUND, LP

By: /s/ George R. Jarkesy, Jr.

Name: George R. Jarkesy, Jr.

Its: Managing Partner